Exhibit 10.6

INTELLECTUAL PROPERTY AGREEMENT

This agreement ("Agreement") is effective December 9, 2005 ("Effective Date") and is by and between DYNAMIC INTELLIGENCE INC. ("Dynamic"), a Barbados Corporation having an office at First Floor, Trident House, Lower Broad Street, Bridgetown, Barbados, and AIRLINE INTELLIGENCE SYSTEMS INC., a Delaware Corporation, ("AIS"), having an office at 2711 Centerville Road Suite 4 Wilmington, Delaware 19808 USA.

In consideration of the terms, conditions and other covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Dynamic and AIS ("the Parties") agree as follows:

1.    DEFINITIONS

For the purposes of this Agreement, certain terms have been defined below and elsewhere in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word,

1.1   "Affiliate" of a Party means a corporation or other legal entity (a) controlled by the Party, (b) controlling the Party, or (c) controlled by the corporation or legal entity which controls the Party. For the purposes of this paragraph, to "control" a corporation or an entity means to own or control, either directly or indirectly such as by intermediary entities, (1) more than 50% of the shares or other securities entitled to vote for election of directors (or other managing authority) of the corporation or entity; (2) more than 50% of the equity interest of the corporation or entity; (3) if the corporation or entity does not have outstanding shares or securities as may be the case in a partnership, joint venture, or unincorporated association, more than 50% of the ownership interest representing the right to make decisions for the corporation or entity; or (4) the maximum shares or other securities entitled to vote for election of directors (or other managing authority) of a foreign corporation or entity permitted by law if (i) the applicable country does not permit the Party to own a greater share due to its nationality and (ii) the foreign corporation or entity is substantially controlled by the Party. Notwithstanding the foregoing, any corporation or other legal entity shall be deemed to be an Affiliate only so long as such control exists.

1.2   "Airline Field" means the field of resource scheduling and planning in the airline industry and airline operations, excluding military applications and Maintenance Repair Operations. "Maintenance Repair Operations" ("MRO") means the field of managing and optimizing the scheduling, parts inventory, shop floor configurations, and resources for facilities that maintain and repair aircraft By way of example, other than military applications and MRO, the Airline Field includes resource scheduling and planning in connection with: airline ticketing, airline route schedules, airline fleet schedules, airline crew schedules, airline maintenance schedules, airline passenger schedules, airline and operational relationships between the foregoing, and asset management systems and financial reporting models that can be implemented on a computer system to allow for dynamic adjustment of airline operations based on unforeseen disruptions to those schedules.

1.3   "AIS Intellectual Property" means Intellectual Property that becomes or became owned, controlled or llcensable by AIS or its Affiliates before or during the Term. Notwithstanding the foregoing, "AIS Intellectual Property" excludes Intellectual Property if (and solely to the extent) (a) AIS or its Affiliates would be obligated to pay royalties or other consideration to a non-Affiliated Third Party if the Intellectual Property is assigned to Dynamic hereunder and (b) such obligation existed at the time AIS or its Affiliates acquired its rights in the Intellectual Property.

1.4   "Benefited Party" means (a) AIS to the extent it is receiving a license under Dynamic Intellectual Property pursuant to this Agreement or (b) Dynamic to the extent it is receiving an assignment or license of AIS Intellectual Property pursuant to this Agreement.

1.5    "Confidential Information" means any information disclosed by one Party ("Discloser") to the other Party ("Recipient") in connection with this Agreement, including but not limited to source code, specifications, designs, plans, drawings, inventions, software, data, prototypes, methods, processes, business and/or other technical information relating to the business of the Parties, Notwithstanding, "Confidential Information" does not include any information: (a) lawfully received by Recipient tree of restriction from another source having the right to tarnish the information free of restriction; (b) after it has become available to third parties without an obligation of confidence without breach of this Agreement by Recipient; (c) independently developed by individuals who did not have access to the information; (d) that, at the time of disclosure to Recipient, was known to Recipient free of restriction; (e) that Discloser agrees in writing is tree of such restrictions; or (f) mat Recipient, on the advice of counsel, is required to disclose under applicable law or other demand under lawful process, including a discovery request in a civil litigation, if Recipient first gives Discloser notice of the required disclosure if reasonably practical and cooperates with Discloser, at Discloser's sole expense, in seeking reasonable protective arrangements with the party requiring disclosure under applicable law or other demand under lawful process (in no event shall Recipient's cooperation with Discloser require Recipient to take any action which, on the advice of Recipient's counsel, could result in the imposition of any sanctions or other penalties against Recipient).

1.6   "Dynamic Intellectual Property" means Intellectual Property that becomes or became owned, controlled or licensable by Dynamic or its Affiliates before or during the Term, including AIS Intellectual Property assigned to Dynamic pursuant to this Agreement. Notwithstanding the foregoing, "Dynamic Intellectual Property" excludes Intellectual Property if (and solely to the extent) (a) Dynamic would be obligated to pay royalties or other consideration to a non-Affiliated Third Party if the Intellectual Property is licensed to AIS hereunder and (b) such obligation existed at the time Dynamic acquired its rights in the Intellectual Property.

1.7   "Exploit" includes make, use, sell, offer for sale, import, reproduce, distribute (including but not limited to by sale, rental, lease, or lending), perform, display, modify, adapt, prepare derivative works of, make substantial and insubstantial alterations, translate into any language, aggregate, have made, license, sublicense, grant sublicensing rights, in any medium whatsoever whether now known or hereafter devised, or otherwise exploit.

1.8   "Intellectual Property" means any and all of the following items that are or were created, authored, invented, conceived, reduced to practice, made, filed or derived (collectively "created"), as the case may be, before the Effective Date or during the Term (regardless of the location where it was created):

(a)	copyrightable works, copyrights and computer software (including data and related documentation), whether or not the subject of a copyright application, copyright registration or renewed copyright,

(b)	inventions (whether or not the subject of a patent or patent application, and whether or not reduced to practice), improvements, conceptions, patents, patent applications, patent disclosures, industrial designs, utility models, industrial design applications and industrial registrations,

(c)	continuations, continuations-in-part, divisionals, reissues, reexaminations, revisions, extensions, substitute applications (as defined in MPEP § 201.09) of patents or patent applications filed before the Effective Date or during the Term, and other patents which claim the benefit of the filing date of a patent or patent application otherwise filed before the Effective Date or during the Term, but solely to the extent it claims subject matter that was disclosed in a patent or patent application filed before the Effective Date or during the Term,

(d)	moral rights,

(e)	trade secrets and know-how, and

(f)	any other proprietary, intellectual or intangible property protected by the law of any jurisdiction or governmental agency

Notwithstanding the foregoing, "Intellectual Property" does not include trademarks, service marks, or similar indicia of origin.

1.9   "Transferred Intellectual Property" means (a) Dynamic Intellectual Property to the extent such Intellectual Property is being licensed from Dynamic to AIS pursuant to this Agreement or (b) AIS Intellectual Property to the extent AIS is assigning or licensing AIS Intellectual Property to Dynamic pursuant to this Agreement.

1.10   "Transferring Party" means (a) AIS to the extent it is assigning or licensing AIS Intellectual Property to Dynamic pursuant to this Agreement or (b) Dynamic to the extent it is licensing Dynamic Intellectual Property to AIS pursuant to this Agreement

1.11   "Non-Airline Field" means any field(s) not included in the Airline Field. By way of example, the Non-Airline Field includes any field unrelated to airline resource scheduling and planning. By further way of example only, the Non-Airline Field includes, but is not limited to, resource scheduling and planning in connection with: the military; transportation of goods by car, ship, rail or truck; warehousing; supply-chain management; car-rental fleets; electricity; and natural gas, oil and telecommunication networks.

1.12   "Reasonable Efforts" means that the obligated Party is required to pursue all reasonable methods to accomplish the applicable objective using resources reasonably available to it. Such obligation, however, does not require that the obligated Party incur liability, nor does it require that the obligated Party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated Party did not in feet utilize its reasonable efforts in attempting to accomplish the objective.

1.13   "Term" shall mean the period beginning on the Effective Date and ending three (3) years thereafter unless the Term is terminated or extended in accordance with the provisions hereof.

2.   LICENSE AND ASSIGNMENT

2.1   Exclusive License to AIS. Dynamic hereby grants to AIS an exclusive, fully paid up, worldwide and perpetual license to Exploit the Dynamic Intellectual Property (including Dynamic Intellectual Property acquired from AIS pursuant to this Agreement) solely in the Airline Field, including the right under Dynamic Intellectual Property to Exploit any product or service in the Airline Field. In the event Dynamic is prohibited by law (at any time) or contract (provided such contractual prohibition existed at the time Dynamic acquired its rights in the Intellectual Property) from exclusively licensing particular Dynamic Intellectual Property to AIS, Dynamic shall, to the maximum extent permitted by law or contract, grant AIS a non-exclusive fiilly paid up, worldwide and perpetual license to Exploit the Dynamic Intellectual Property (including Dynamic Intellectual, Property acquired from AIS pursuant to this Agreement) solely in the Airline Field, including the right under Dynamic Intellectual Property to Exploit any product or service in the Airline Field. Notwithstanding this grant, no license is granted in Dynamic Intellectual Property pursuant to this paragraph if the Dynamic Intellectual Property is incapable of Exploitation in the Airline Field. TTie foregoing license does not relieve AIS of its obligations with respect to Confidential Information disclosed by Dynamic.

2.2   Assignment/License to Dynamic.

(a)	AIS hereby irrevocably assigns to Dynamic all right, title, and interest, throughout the world, in the AIS Intellectual Property, including the right to Exploit the AIS Intellectual Property, and including the right to collect past damages and obtain and own renewals or extensions including copyright renewals, without any accounting or any other obligation owed to AIS, all to the maximum extent permitted by law. Dynamic shall retain ownership of the AIS Intellectual Property regardless of any termination or the basis of termination of this Agreement, Dynamic has sole discretion to register, enforce or protect the AIS Intellectual Property, including filing and controlling copyright applications and patent applications in its own name. AIS acknowledges that it retains no rights to any AIS Intellectual Property except as expressly granted herein. By way of example only, AIS has no right to Exploit the AIS Intellectual Property in the Non-Airline Field. To the extent permissible by law including United States Copyright Law and without implying an employee-employer relationship between AIS and Dynamic, AIS agrees that AIS Intellectual Property is "work made for hire" owned solely by Dynamic.

(b)
m the event AIS is prohibited by law (at any time) or contract (provided such contractual prohibition existed at the time AIS acquired its rights in the Intellectual Property) from assigning particular AIS Intellectual Property to Dynamic, or Dynamic assigns Dynamic Intellectual Property to AIS pursuant to this Agreement, AIS shall, to the maximum extent permitted by law or contract, grant Dynamic a fully paid up, worldwide and perpetual license to Exploit the AIS Intellectual Property solely in the Non-Airline Field, including the right under AIS Intellectual Property to Exploit any product or service in the Non-Airline Field. Such license shall be exclusive to the maximum extent permitted by law or contract.

(c)
Notwithstanding mis Section 2.2, no assignment or license is granted in AIS Intellectual Property pursuant to this Section if the AIS Intellectual Property is incapable of Exploitation in the Non-Airline Field.

(d)	AIS warrants that all AIS Intellectual Property that becomes or became owned, controlled or licensable by AIS' Affiliates before or during the Term shall be assigned to AIS for assignment or licensing to Dynamic pursuant to this Section 2.2.

2.3   No Other Rights. Each Party acknowledges that no other rights, other than those expressly set forth herein, are granted or implied. Dynamic retains the right to Exploit its Dynamic Intellectual Property for all purposes not otherwise precluded by the exclusive license granted herein, without accounting or disclosure to AIS. By way of example, in the event Dynamic acquires Intellectual Property that is capable of use in both Airline and Non-Airline Fields, Dynamic shall retain full ownership of such Intellectual Property although Dynamic shall not have the right to Exploit the Intellectual Property in the Airline Field and AIS shall not have the right to Exploit the Intellectual property in the Non-Airline Field.

2.4   Third Party Limitations. The Transferring Party shall use Reasonable Efforts to notify the Benefited Party if the Transferred Intellectual Property is subject to third party restrictions that limit the Benefited Party's right to Exploit the Transferred Intellectual Property.

2.5   Joint-Qwnership. The foregoing rights and restrictions also apply to Intellectual Property jointly created by the Parties.

2.6   Sufficient Rights. The Transferring Party represents that, to its knowledge, it has the right to grant the assignments and licenses set forth in this Agreement.

2.7   Unfiled Inventions. For the purposes of this paragraph, an "Unfiled Invention" is an invention that (a) comprises Dynamic Intellectual Property exclusively licensed to AIS hereunder and (b) was not claimed in a patent or patent application. AIS may provide Dynamic with notice of its demand that Dynamic file a patent application on an Unfiled Invention; such notice shall identify the Unfiled Invention with reasonable particularity. Within ninety (90) days of such notice, Dynamic shall, in its sole discretion, either (a) file a patent application claiming the Unfiled Invention, (b) permit AIS to file patent applications on the Unfiled Invention, or (c) provide AIS with notice that Dynamic is not exercising either option "a" or "b" because (1) Dynamic has reasonable trade secret concerns or (2) Dynamic is prohibited by law or contract (provided such contractual prohibition existed at the time AS sent its demand notice) from exercising such options. If Dynamic elects option "b", then (i) Dynamic shall assign sufficient rights to AIS to permit AIS to file and own patent applications and patents claiming the Unfiled Invention, (ii) AIS shall grant Dynamic a license under such patent applications and patents pursuant to Section 2.2(b), (iii) AIS acknowledges that this paragraph does not give it the right to rile patent applications containing claims that cover Dynamic Intellectual Property other than the Untiled Invention, (iv) AIS acknowledges that it does not obtain any right in related Dynamic Intellectual Property by nature of the assignment of the right to file patent applications on the Unfiled Invention (by way of example, Dynamic's assignment of the right to file a patent application on a method performed by software does not include assignment of the copyrights in the software or other patentable methods performed by the software), and (v) AIS shall be bear all the costs of filing and maintaining such patent applications and patents,

2.8   Expiring Patents. For the purposes of this paragraph, an "Expiring Patent" is a patent or patent application (a) to the extent it claims Dynamic Intellectual Property exclusively licensed to AIS hereunder and (b) that Dynamic intends to abandon or allow to go abandoned for failure to take some action, such as the failure to pay maintenance fees. AIS may provide Dynamic with notice of its demand that Dynamic take action to prevent the abandonment of an Expiring Patent; such notice shall identify the Expiring Patent with reasonable particularity. Within ninety (90) days of such notice, Dynamic shall, in its sole discretion, either (a) make Reasonable Efforts to prevent the abandonment of the Expiring Patent, (b) assign the Expiring Patent to AIS, or (c) provide AIS with notice that Dynamic is not exercising either option "a" or "b" because (1) the Expiring Patent is not publicly available and Dynamic has reasonable trade secret concerns or (2) Dynamic is prohibited by law or contract (provided such contractual prohibition existed at the time AIS sent its demand notice) from exercising such options. If Dynamic elects option "b", then (i) Dynamic shall assign the Expiring Patent to AIS, (ii) AIS shall grant Dynamic a license under the Expiring Patent pursuant to Section 2.2(b), (iii) AIS acknowledges that this paragraph does not give AIS the right to file patent applications containing claims other than those contained in the Expired Patent at the time of the assignment, (iv) AIS acknowledges that it does not obtain any right in related Dynamic Intellectual Property by nature of the assignment of Expired Patent, and (v) AIS shall be bear all the costs of filing and maintaining such patent applications and patents.

3.    ACKNOWLEDGEMENT OF CONSIDERATION

3.1

4.    DISCLOSURE OF INTELLECTUAL PROPERTY

4.1   Exchange of Information. The Transferring Party shall disclose the Transferred Intellectual Property to the Benefited Party at the Benefited Party's request. The Parties agree to use good faith efforts to agree on procedures which promote the exchange of Transferred Intellectual Property without unnecessarily burdening the Transferring Party, including disclosing the Transferring Party's intentions with respect to filing and maintaining patent applications on the Transferred Intellectual Property. In the event the Parties cannot agree on such procedures, the procedures may be determined by binding arbitration at the request of a Party. Each Party hereby acknowledges mat to the extent its employees, independent contractors and other entities are providing products or services to both Parries, such employees, independent contractors and other entities may inform the other Party of Transferred Intellectual Property that is the subject of a license or assignment to the other Party.

4.2   Software. This Section 4.2 applies to the extent Transferred Intellectual Property includes software.

(a)
Source Code. To the extent the Transferring Party is not prevented by obligations to third parties and to the extent the formats are available, the Transferring Party shall disclose the software to the Benefited Party in source code format (including programmer comments and associated documentation), object code format, and any other format in which the Transferring Party keeps the software.

(b)
No Reverse Engineering. A Party obtaining software in object code format from a Transferring Party, who in turn obtained and is obligated to maintain such software in object code format pursuant to an agreement with a third party, shall neither disassemble the software, attempt to derive its source code, nor similarly reverse engineer the object code; however, to the extent certain reverse engineering activities may be permitted by law in spite of the Party's agreement not to reverse engineer, this sentence shall not apply to such activities. This obligation shall survive termination of this Agreement.

(c)	No Maintenance. Neither the Transferring Party nor the Benefited Party has the obligation under this Agreement to maintain, update or support the software.

(d)
No Malicious Code. Unless clearly and conspicuously disclosed by the Transferring Party to the Benefited Party upon or prior to delivery, the software shall not contain any feature intended to (i) fully or partially disable such software (such as "time bombs"); (ii) provide remote access to such software (such as "back door" passwords for software); (iii) modify or transfer any data without the express consent of a user of the data; or (iv) act as a virus or similar intentional infirmity-

4.3   Costs. Each Party will be responsible for the costs it incurs in carrying out its obligations under this Agreement.

5.    CONFIDENTIALITY

5.1   Disclosures to Third Parties. The Recipient of the Discloser's Confidential Information shall not disclose the Confidential Information to a third party unless:

(a)	thepiscloser consents to such disclosure; or

(b)	the Confidential Information is Transferred Intellectual Property, and the Recipient is the Benefited Party of the Transferred Intellectual Property, and

(i)           the disclosure is made for the purpose of the Benefited Party enjoying its rights or satisfying its obligations under this Agreement (by way of example, by distributing software to the Benefited Party's customers or outsourcing manufacturing) or the disclosure is made pursuant to one of the exceptions set forth in Section 12.6; and

(ii)          the third party is prohibited from disclosing the Confidential Information to any other third party, provided, however, that the third party may disclose the Confidential Information to other third parties if (i) the other third parties are similarly bound to protect Confidential Information in accordance with this Section 5 ("Confidentiality"), (ii) the third party apprises the other third parties of the confidentiality of the information and restrictions applicable thereto, and (iii) the Benefited Party approved the disclosure prior to its occurrence.

At the Discloser's request, the Recipient shall use Reasonable Efforts to identify, to the Discloser, the third parties to whom the Discloser's Party's Confidential Information has been disclosed.

5.2   Lead Time. Notwithstanding any other provision of this Agreement to the contrary, the Discloser may, upon request to the Recipient, prevent the Recipient from disclosing its Confidential Information to any third party for a period of up to ninety (90) days after the Confidential Information is first disclosed to the Recipient.

5.3   Reasonable Precautioas. The Recipient, including third parties to whom the Recipient has provided the Discloser's Confidential Information, shall take reasonable precautions to prevent the inadvertent or unauthorized disclosure of the Discloser's Confidential Information.

5.4   Relationship to Licenses and Assignments. Nothing in this Section 5 ("Confidentiality") may be interpreted as giving Dynamic, its customers, suppliers, or independent contractors, or any other entity to whom Dynamic conveys AIS' Confidential Information, any right to Exploit AIS1 Confidential Information in the Airline Field. Nothing in this Section 5 ("Confidentiality") may be interpreted as giving AIS, its customers, suppliers, or independent contractors, or any other entity to whom AIS conveys Dynamic's Confidential Information, any right to Exploit Dynamic's Confidential Information in the Non-Airline Field. If Confidential Information comprises AIS Intellectual Property assigned to Dynamic hereunder, such Confidential Information shall be considered Dynamic Confidential Information and Dynamic shall be considered the Discloser of such Confidential Information for the purposes of this Section S.

5.5   Duration of Confidentiality Obligation. Recipient's duty to protect Confidential Information commences upon receipt of the Confidential Information and shall continue beyond the termination of this Agreement.

6.    ENFORCEMENT

6.1   Cooperation. The Parties will provide reasonable cooperation to one another with respect to enforcing Transferred Intellectual Property against unauthorized activity by third parties, and use good faith efforts to reach a mutual agreement to handle actual or potential inrringement of Transferred Intellectual Property by third parties. Absent such mutual agreement and to the maximum extent permitted by law, the other paragraphs of this Section 6 ("Enforcement") shall apply.

6.2   Notice. A Party shall give the other Party at least ninety (90) days notice before filing a litigation relating to Transferred Intellectual Property against a third parry, or before taking any action which notifies a third party of its infringement or likely infringement of Transferred Intellectual Property; provided, however, that such notice period may be shortened to the extent necessary for a Party to prevent irreparable harm occurring during such ninety (90) period.

6.3   Enforcement Bxpenses. Each Party shall bear its own expenses in any litigation relating to enforcement of the Transferred Intellectual Property.

6.4   Necessary Parties. If a Parry's ("the Necessary Party" for the purposes of this paragraph) cooperation is necessary in order to prevent a third party infringer from materially prejudicing the rights of the other Party ("the Prejudiced Party" for the purposes of mis paragraph) in Transferred Intellectual Property, then the Necessary Party shall use Reasonable Efforts to provide cooperation with respect to such inrringement at the request of the Prejudiced Party. If (i) the Prejudiced Party brings or intends to bring a litigation against a third party nifringer of Transferred Intellectual Property, and (ii) the Necessary Party's participation in the litigation as a named party is necessary in order to prevent the dismissal of the litigation or to prevent denial of the filing parry's requested relief, then the Necessary Party (A) shall use Reasonable Efforts to join such litigation and (B) may elect, within thirty (30) days of joining, to require the Prejudiced Party to reimburse the Necessary Party's for its reasonable attorneys fees and out-of-pocket expenses. If the Necessary Party exercises such election, the Necessary Parry shall give its share (if any) of the award from the litigation to the Prejudiced Party.

6.5   Award. The total award collectively granted to one or both the Parties as a result of inrringement of Transferred Intellectual Property shall be allocated pro-rata based on the extent of infringement in the Parties' respective exclusively licensed or retained fields, after reimbursement of the Parties' reasonable attorneys fees and out-of-pocket expenses relating to the enforcement of the Transferred Intellectual Property against the infringer.

7.    THIRD PARTY NOTICES

7.1   Notice of Third Party Defenses. A Party shall use Reasonable Efforts to promptly provide the other Party with notice in the event such Party receives a written statement from an alleged third party infringer stating that that the Transferred Intellectual Property (whether transferred to or from such Party hereunder) or Exploitation thereof is not infringed, invalid or unenforceable.

7.2   Notice of Third Party Allegations. A Party shall use Reasonable Efforts to promptly provide the other Party with notice in the event such Party receives a written statement from ft third party stating that that the Transferred Intellectual Property (whether transferred to or from such Party hereunder) or Exploitation thereof infringes the third party's Intellectual Property.

7.3   No Knowledge. The Transferring Party represents that, as of the Effective Date, its belief is that the Transferred Intellectual Property or Exploitation thereof does not infringe a third party's Intellectual Property.

8.    COMMON LEGAL INTEREST

8.1   Confirmation. The Parties confirm that they may be exchanging privileged Confidential Information in connection with their common legal interests relating to the Transferred Intellectual Property, including pursuing a joint strategy when evaluating the applicability of Transferred Intellectual Property to potential third party infringers and protecting the Transferred Intellectual Property, by way of example, by filing patent applications.

8.2   No Waiver. The Parties agree that the disclosure of privileged Confidential Information in furtherance of the common legal interest is not a waiver of any applicable privilege (work-product, attorney-client or otherwise). The Parties agree not to disclose the privileged Confidential Information to any third party, and further agree to assist in retaining any applicable privilege. The recipient of privileged Confidential Information shall only use the information for the purpose of pursuing the common legal interest.

8.3   Manner Disclosed Irrelevant. The protections set forth in this section shall apply regardless of the manner in which the privileged Confidential Information is exchanged. By way of example, discussions between an attorney representing one Party and an employee of the other Party pursuant to the common legal interest shall be privileged and subject to this Section 8.

8.4   Lfolfrrtnna. Nothing in this Section is intended to require one party to disclose privileged information to the other.

8.5   Cessation of Exchange. Either Party may terminate their rights and obligations under this Section 8 at any time by written letter to the other Party. However, the provisions of this Section shall continue with respect to any privileged Confidential Information disclosed prior to the termination of this Section or Agreement.

9.    DISCLAIMERS

9.1   As Is. Transferred Intellectual Property is provided to the Benefited Party "AS IS", The Benefited Party assumes total responsibility and risk for its Exploitation of the Transferred Intellectual Property including the risk of any defects or inaccuracies therein. THE TRANSFERRING PARTY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON INFRINGEMENT OR ANY WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. THE TRANSFERRING PARTY DOES NOT WARRANT THAT THE TRANSFERRED INTELLECTUAL PROPERTY WILL BE ERROR FREE OR THAT THE TRANSFERRED INTELLECTUAL PROPERTY WILL MEET THE BENEFITED PARTY'S REQUIREMENTS. THE DISCLAIMERS AND PROVISIONS OF THIS PARAGRAPH ARE LIMITED TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW.

9.2   No Special Damages. TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITfVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF ADVANTAGE, LOSS OF SAVINGS, LOSS OF REVENUES OF ANY KIND, INCREASED COST OF OPERATIONS, BUSINESS INTERRUPTION OR LOSS OF INFORMATION, EVEN IF A PARTY KNEW OR HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.    TERM

10.1   Duration. The rights and obligations of this Agreement shall be effective during the Term.

10.2   Renewal. The Term shall be automatically and continuously extended in one (1) year increments at the end of the then-current Term unless (a) a Party provides notice of non-renewal at least ninety (90) days before the then-current Term or (b) this Agreement is terminated prior to the end of the then-current Term.

10.3   Early Termination. Either Party may terminate this Agreement:

(a)   in accordance with any terms of this Agreement which expressly provide for termination;

(b)   upon thirty (30) days prior written notice if the other Party has breached a material obligation under this Agreement and such breach remains uncured during such thirty (30) day period; or

10.4    Effect of Termination and Survival. Upon termination of this Agreement, all rights and obligations of the Parties, shall terminate except that the rights and obligations of the Parties under this Agreement which expressly or by their nature would continue beyond the termination of this Agreement shall remain in effect and survive termination of this Agreement, including the assignment and perpetual licenses under Section 2 ("License"), Section 5.5 ("Duration of Confidentiality Obligation"), Section 6 ("Enforcement"), Section 7 ("Third Party Noficesu)l and Section 8 ("Common Legal Interest"). Notwithstanding. such specific termination rights, each Party reserves all of its other legal rights and equitable remedies.

II.    ASSIGNMENT

11.1   Limited Assignment Rights. Neither Party shall have the right to assign or transfer any of its rights and obligations under this Agreement (in insolvency proceedings, by mergers, acquisitions or otherwise) without the other Parry's written consent except that all rights and obligations may be assigned to an Affiliate or third party where the assignment is in connection with the sale, reorganization or other transfer of substantially all of the relevant business of the assigning party.

11.2   No Release. The assignment of this Agreement by the Benefited Party shall not release the assignee of any liability for infringement or unauthorized use of Transferred Intellectual Property or other claims prior to the assignment.

11.3   Termination Option.Upon receiving notice of the assigning Party's assignment of or intent to assign this Agreement, the other Party may terminate this Agreement by providing notice to the assigning Party within thirty (30) days of such notice of assignment or intent to assign. If the assignment occurs and this Agreement is terminated in accordance with this paragraph, then termination shall be effective the moment before the assignment.

11.4   Change in Ownership, Any change in ownership of a Party that results in a change in control of a Party shall be deemed an assignment to a third party for the purposes of this paragraph.

11.5   Transfer of Intellectual Property. Nothing in this paragraph shall be deemed to restrict the Transferring Party's right to transfer ownership in the Transferred Intellectual Property to third parties as long as such transfer preserves the Benefited Parry's rights hereunder.

11.6   Void Assignments. Any assignment or other transfer of rights and obligations hereunder which is inconsistent with the foregoing shall be null and void ab initio.

12. GENERAL TERMS

12.1   Relationship of the Parties. In performing this Agreement, each of the Parties will operate as, and have the status of, an independent contractor. Except as may be expressly set forth in this Agreement, neither Party will have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever. Nothing in this Agreement shall be construed as forming any partnership, joint venture, agency, employment, franchise, distributorship, dealership or other similar or special relationship between the Parries.

12.2   Rules of Construction. As used In (his Agreement, (a) the words "herein," "hereunder" and other words of similar import refer to this Agreement as a whole, including any exhibits and schedules as the same may be modified from time to time, and not to any subdivision of this Agreement; (b) the terms "including," "by way of example" or any variation thereof means "including but not limited to" and "by way of example only and without limitation," respectively, and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (c) descriptive headings and titles are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement; (d) explicit references to a particular section shall be deemed to include a reference to its subsections, if any, and (e) the word "third party" means an entity other than a party to this Agreement. This Agreement shall be fairly interpreted in accordance with its terms and without any presumption in favor of or against either Party regardless of the drafter.

12.3   Notice. Unless otherwise provided in this Agreement, all notices, consents, approvals, waivers and the like made hereunder shall be in written English to the addresses set forth below, shall reference this Agreement and shall be sent by any of the following methods; (a) certified mall, postage-prepaid, return-receipt requested, (b) a delivery service which requires proof of delivery signed by the recipient or (c) properly-transmitted facsimile followed by written confirmation in accordance with methods (a), (b) or first-class U.S. mail. The date of notice shall be deemed to be the date it was first received or refused. A Party may change its address for notice by written notice in accordance with this paragraph.

(a)	Notices to Dynamic shall be sent to: First Floor, Trident House, Lower Broad Street, Bridgetown, Barbados, Fax (246) 436-9541.

(b)	Notices to AIS shall be sent to: 2711 Centerville Road Suite 4 Wilmington, Delaware 19808 USA, Fax (302)397-0769.

12.4   Equitable Remedies. The Parties recognize that money damages may not be an adequate remedy for any breach or threatened breach of any obligation hereunder by the other Party involving Intellectual Property and that such Party suffer immediate and irreparable harm as a result. The Parties therefore agree that in addition to any other remedies available hereunder, by law or otherwise, such Party may be entitled to obtain injunctive relief against any such continued breach by the other party of such obligations.

12.5   Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any third party. Nothing in this Agreement, express or implied, is intended to or shall confer on any third party any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No third party shall have any right, independent of any right that exists irrespective of this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

12.6   No Disclosure Of Agreement Neither Party shall disclose, expressly or by implication, the provisions of this Agreement including provisions from unexecuted prior drafts of this Agreement, unless such disclosure (a) is to a financial auditor, potential investor, potential acquirer, financial advisor, potential lender or legal advisor of the party, or an advisor of the foregoing, who is contractually or legally obligated not to disclose the provisions of this Agreement to third parties and has a need to know the provisions herein, or (b) meets the requirements to the exceptions set forth in the definition of Confidential Information if this Agreement were considered Confidential Information of the other Party, In the event a party is compelled to disclose this Agreement to a governmental authority in connection with regulatory obligations, including to a governmental taxing authority in order to verify its tax obligations or a regulatory agency in connection with a public offering, such party may disclose this Agreement in confidence to such authority without obtaining the other party's prior consent. This paragraph shall survive termination of the Agreement Notwithstanding, each Party has the right to disclose to third parties during the Term that it is a licensee of the other Party.

12.7   Applicable Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law rules.

12.8   Force Majeure. Neither Party shall be held responsible for any delay or failure In performance of any part of this Agreement to toe extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirements, civil or military authority, court orders, industry-wide shortage of goods, act of God, or other similar causes beyond its reasonable control ("force majeure events"). The Party affected by the other's inability to perform may elect to: (a) suspend this Agreement for the duration of the force majeure event or (b) terminate this Agreement upon sixty (60) days notice if the delay or nonperformance continues during such sixty (60) days.

12.9   Assertion of Unenforceability. If any provision of this Agreement is deemed illegal or unenforceable, the requirements of the provision shall remain to the full extent permissible by law and the offending portions thereof shall be deemed replaced, to the extent possible, with a provision most closely reflecting the purpose of the offending provision.

12.10   Arbitration. Any claims of any nature relating to this Agreement, including the breach, termination or validity thereof, whether based on contract, tort, statute, fraud or any other legal theory (the "Claim"), shall be resolved solely and exclusively by arbitration by the American Arbitration Association ("AAA") in accordance with this paragraph and its Commercial Arbitration Rules to the extent such rules do not conflict with this Agreement. The arbitrator shall comprise a panel of three (3) persons selected from a list provided by the AAA. Requests for temporary injunctive relief may be submitted to a court of competent jurisdiction if the arbitrator has not yet been appointed but the arbitrator shall have the authority to modify any injunctive relief granted by such a court The arbitration award shall be made final within one (1) year of commencement and may be entered by either Party in any court having competent jurisdiction. Each Party shall bear its own expenses, but those related to the compensation of the arbitrator shall be borne equally. The existence and contents of the entire arbitration shall be maintained by all participants as confidential and shall not be disclosed to any third party except as required by law. A party's request for arbitration shall not be deemed a waiver of the right of the party, if any, to terminate the Agreement. The arbitrators shall not have the authority to award punitive damages. The Parties agree that the existence and contents of the entire arbitration, including the award, snail be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either Party with respect to any claim or defense made by any third parry.

12.11   Entire Agreement: No Modification or Waiver. This Agreement constitutes the entire agreement between the Parties concerning its subject matter and supersedes all prior written or oral negotiations, correspondence, understandings and agreements between the Parties respecting such subject matter. Prior unexecuted drafts of this Agreement may not be used to interpret the Intentions of the parties or underlying facts relating to this Agreement and the fact that certain provisions may have been added, removed or modified during negotiations shall have no interpretive significance. This Agreement shall not be modified or rescinded, except by a writing signed by both Parties. No provision of mis Agreement shall be deemed modified by any action or omission or failure to object to any action that may be inconsistent with the terms of this Agreement. No waiver of a breach committed by a Party in one instance shall constitute a waiver or license to commit or continue breaches in other or like instances.

12.12   Counsel. Each Party acknowledges that, in connection with the negotiation and execution of this Agreement, it had the opportunity for independent legal advice by counsel of its own selection and experienced in the relevant subject matter areas and domiciles of the Parties, that each Party fully understands the facts, that each Party has been fully informed as to its legal rights and obligations, and that each Party is signing the Agreement freely and voluntarily.

DYNAMIC INTELLIGENCE INC.		AIRLINE INTELLIGENCE SYSTEMS INC.

By:	/s/ Barry Skinner	By:	/s/ Stephen Johnston
	(Authorized Signature)		(Authorized Signature)

Name:	Barry Skinner	Name:	Stephen Johnston

Title:	President	Title:	President

OCTOBER 2006 AMENDMENT TO INTELLECTUAL PROPERTY AGREEMENT

This amendment ("Amendment") is effective as of October 11, 2006 and is by and between DYNAMIC INTELLIGENCE INC, ("Dynamic1'), a Barbados Corporation having an office at First Floor, Trident House, Lower Broad Street, Bridgetown, Barbados, and AIRLINE INTELLIGENCE SYSTEMS INC, a Delaware Corporation, ("AIS"), having an office at 4122 Factorla Blvd. SE, Suite 310, Bcllcvue, WA 98006, USA.

In consideration of the terms, conditions and other covenants and agreements contained in this Amendment and for other good and valuable consideration, me receipt and sufficiency of which are acknowledged, Dynamic and AIS ("the Parties") agree as follows;

1.    The definition of "Airline Field" in Section 1.2 of the Intellectual Property Agreement between the Parties dated December 9,2005 (hereafter, the "Prior Agreement") shall be deleted as of the effective date of tins Amendment and replaced with the following definition of "Airline Field";

1.2 "Airline Field" means all of the following fields within the airline industry and airline' operations: (a) schedule planning, revenue management, reservations, and Irregular operations, (b) Maintenance Repair Operations, and (o) Airline Performance Travel Insurance.. Notwithstanding the foregoing definition, "Airline Field" excludes military applications. By way of example, other than military applications, the Airline Field includes schedule planning, revenue management; reservations, and irregular operations in connection with: airline ticketing, airline route schedules, airline fleet schedules, airline crew schedules, airline maintenance schedules; airline passenger schedules, airline and operational relationships between the foregoing, and asset management systems and financial reporting models that, can be implemented on a computer system to allow for dynamic adjustment of airline operations based on unforeseen disruptions to those schedules.

2.    The following sections 1.14 and 1.15 shall be added to the Agreement as of the effective date of this Amendment

1.14 "Maintenance Repair Operations" ("MRO") means the field of managing and optimizing the scheduling, parte inventory, shop floor configurations, and resources for facilities that maintain and repair aircraft,

1.15 "Airline Performance Travel Insurance" means the field of offering insurance products to airline passengers based on whether the airlines satisfied predefined service performance requirements in connection with the passengers' airline flights. By way of example, Airline Performance Travel Insurance includes the service of paying passengers, in exchange for receiving a .premium from the passengers, an amount commensurate with whether and how much a flight's arrival is delayed,

3.

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4.    Absent mutual agreement by the Parties to the contrary, AIS shall reimburse Dynamic for the reasonable out-of-pocket payments incurred by Dynamic in connection with filing and maintaining Dynamic Intellectual Property licensed to AIS, including payment of maintenance fees for issued patents, patent application filing and annuity fees, prosecution-attorney fees, and expenses associated with ex-parte or inter-partes reexaminations.

5.    Dynamic hereby represents and 'warrants to AIS that: (a) it has all right and authority to enter into mis Amendment and to grant Company the rights set forth in this Amendment; (b) it is permitted by applicable law and regulations to enter into this Amendment.

6.    AIS hereby represents and warrants to Dynamic that: (a) it has all right and authority to enter into' this Agreement and to grant Dynamic the rights granted herein; (b) it is permitted by applicable law and regulations to enter into, this Agreement.

7.

8.    The rights and obligations of the Parties under the Prior Agreement which by their nature would apply to this Amendment shall so apply. By way of example and without limitation, the obligations relating, to non disclosure (prior Agreement §12.6) and arbitration (prior Agreement §12.10) apply with equal force to this Amendment.

9.    This Amendment, including the  Prior Agreement, constitutes the entire agreement between the Parties concerning its subject matter and supersedes all prior written or oral negotiations correspondence, understandings and agreements between the Parties respecting such subject matter. Prior unexecuted drifts of this Amendment may not bo used to interpret the intentions of the parties or underlying facts relating to this Amendment and the fact that certain provisions may have been added; removed or modified during negotiations shall, have no interpretive significance. This Amendment shall not be modified or rescinded, except by a writing signed by both Parties. No provision, of this Amendment shall be deemed modified by any action or omission or failure to object to any action that may be inconsistent with me terms of this Amendment No waiver of a breach comitted by a Party in one instance shall constitute a waiver or license to commit or continue breaches in other or like instances.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written

DYNAMIC INTELLIGENCE INC.		AIRLINE INTELLIGENCE SYSTEMS INC.

By:	/s/ Barry Skinner	By:	/s/ Stephen Johnston
	(Authorised Signature)		(Authorised Signature)

Name:	Barry Skinner	Name:	Stephen Johnston
	(Typed or Printed Name)		(Typed or Printed Name)

Title :	President	Title:	President

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AMENDMENT 2 TO INTELLECTUAL PROPERTY AGREEMENT

This amendment ("Amendment No,2") is effective as of May 23, 2008 and is by and between DYNAMIC INTELLIGENCE INC. ("Dynamic"), a Barbados Corporation having an office at Latirisron House, Lower Collymore Rock Drive, P.O. Box 1132, Bridgetown, BB11000, Barbados, and AIRLINE INTELLIGENCE SYSTEMS INC., a Delaware Corporation, ("AIS"), having an office at 3500 Carillon Point, Kirkland, WA 98033, USA. Dynamic and AIS may each be referred to as a "Party" and together as the "Parties",

The Parties entered into an Intellectual Property Agreement effective as of December 9, 2005 (the "Original Agreement") and, thereafter, effective as of October 11, 2006, the Parties entered into the October 2006 Amendment to Intellectual Property Agreement ("Amendment No.l"). The Original Agreement, together with Amendment No.l, shall be referred to herein as the "Agreement."

In consideration of the terms, conditions and other covenants and agreements contained in this Amendment No,2 and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.    The definition of "Airline Field" in Section 1.2 of the Agreement shall be deleted as of the effective date of this Amendment No.2 and replaced with the following definition of "Licensed Field":

"1.2 "Licensed Field" means, other than expressly excluded below: (i) all of the following in connection with the airline industry and airline operations: (a) schedule planning, revenue management, reservations, and irregular operations, (b) Maintenance Repair Operations, (c) Airline Performance Travel Insurance, and (d) cargo and freight forwarding; and (ii) the Integrated E-Commerce Travel Engine Platform, Notwithstanding the foregoing definition, the Licensed Field excludes military applications, air traffic control applications and airport management applications. By way of example only, the Licensed Field Includes schedule planning, revenue management, reservations, and irregular operations In connection with; airline ticketing, airline route schedules, airline fleet schedules, airline crew schedules, airline maintenance schedules, airline passenger schedules, airline and operational relationships between the foregoing, and asset management systems and financial reporting models that can be implemented on a computer system to allow for dynamic adjustment of airline operations based on unforeseen disruptions to those schedules."

The term "Licensed Field" shall replace the term "Airline Field" throughout the Agreement, and all references to "Airline Field" in the Agreement shall be deemed to refer to "Licensed Field."

2.    Section 1,11 of the Agreement shall be amended and restated as of the effective date of this Amendment No, 2 to read in its entirety as follows:.

"1.11 "Excluded Field" means any field or application not included in the Licensed Field,"

The term "Excluded Field" shall replace the term "Non-Airline Field" throughout the Agreement, and all references to "Non-Airline Field" in the Agreement shall be deemed to refer to "Excluded Field."

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3.    The following section 1.16 shall be added to the Agreement as of the effective date of this Amendment No. 2,

"1.16 "Integrated B-Commeree Travel Engine Platform" means technology to the extent it Is utilized in connection with the purchase and sale of travel products and services. By way of example only, this includes the aggregation, marketing, sale and distribution of travel products, travel services and travel content offerings and the technological facilitation of the transactions between travel industry suppliers and travelers. These offerings include, by way of example and not by limitation, airline travel, hotel accommodations, vehicle rentals, cruises, tour and sightseeing packages, travel insurance, and personalized comprehensive travel itineraries. By further way of example only, the Integrated E-Commerce Travel Engine Platform would facilitate inference-based and intelligent travel searches, provide access to extensive travel information, provide reservations booking and management, facilitate the bidding, auctioning, purchase and sale of a variety of travel products, travel services and travel content offerings to consumers, either made available or created by or on behalf of travel industry providers, effect the booking of and payment for such transactions, and be fully integrated with the travel industry supplier operations."

4.

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5.    Absent mutual agreement by the Parties to the contrary, ATS shall reimburse Dynamic for the reasonable out-of-pocket payments incurred by Dynamic In connection with filing and maintaining Dynamic Intellectual Property licensed to A3S, including payment of maintenance fees for issued patents, patent application filing and annuity fees, prosecution attorney fees, and expenses associated with ex-parte or inter-partes reexaminations.

6.            Dynamic hereby represents and warrants to AIS that; (a) it has all right and authority to enter into this Amendment and to grant Company the rights set forth in thisAmendment; (b) it is permitted  by applicable law and regulations to enter in to this Amendment.

7.    AIS hereby represents and warrants to Dynamic that; (a) It has all right and authority to enter into this Agreement and to grant Dynamic the rights granted herein;(b) it is permitted by applicable law and regulations to enter into this Agreement.

8.

9.    The rights and obligations of the Parties under the Prior Agreement which by their nature would apply to this Amendment shall so apply. By way of example and without limitation, the obligations relating to non-disclosure (Prior Agreement §12.6) and arbitration (Prior Agreement § 12.10) apply with equal force to this Amendment.

10.    This Amendment, including the Prior Agreement, constitutes the entire agreement between the Parties concerning its subject matter and supersedes all prior written or oral negotiations, correspondence, understandings and agreements between the Parties respecting such subject matter. Prior unexecuted drafts of this Amendment may not be used to interpret the intentions of the parties or underlying facts relating to this Amendment and the fact that certain provisions may have been added, removed or modified during negotiations shall have no interpretive significance. This Amendment shall not be modified or rescinded, except by a writing signed by both Parties. No provision of this Amendment shall be deemed modified by any action or omission or failure to object to any action that may be inconsistent with the terms of this Amendment. No waiver of a breach committed by a Party in one instance shall constitute a waiver or license to commit or continue breaches in other or like instances.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the da|e first above written

DYNAMIC INTELLIGENCE INC.		AIRLINE INTELLIGENCE SYSTEMS INC.

By:	/s/ Barry Skinner	By:	/s/Stephen C. Johnston
	(Authorized Signature)		(Authorized Signature)

Name:	Barry Skinner	Name:	Stephen C. Johnston
	(Typed or Printed Name)		(Typed or Printed Name)

Title:	President	Title:	President & CEO

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SCHEDULE A

By:	/s/ Stephen Johnston
Stephen Johnston
President and Chief Executive Officer

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AMENDMENT 3 TO INTELLECTUAL PROPERTY AGREEMENT

This amendment ("Amendment No. 3") is effective as of May 31, 2009 and is by and between Dynamic Intelligence Inc. ("Dynamic"), a Barbados Corporation having an office at Lauriston House, Lower Collymore Rock Drive, P.O. Box 1132, Bridgetown, BB11000, Barbados, and Airline Intelligence Systems Inc., a Delaware Corporation, ("Ain having an office at 3500 Carillon Point, Kirkland, WA 98033, USA. Dynamic and AIS may each be referred to as a "Pare and together as the "Parties".

The Parties entered into an Intellectual Property Agreement (the "Original Agreement") effective as of December 9, 2005, as amended by Amendment to Intellectual Property Agreement, dated October 11, 2006 ("Amendment No. 1"), and as further amended by Amendment 2 to Intellectual Property Agreement, dated May 23, 2008 ("Amendment No. 2"). The Original Agreement, together with Amendment No. 1 and Amendment No. 2, shall be referred to herein as the "Agreement."

In consideration of the terms, conditions and other covenants and agreements contained in this Amendment No. 3 and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.    The definition of "License Field" in Section 1.2 of the Agreement shall be deleted as of the effective date of this Amendment No. 3 and replaced with the following definition of "Airline Field":

"1.2 "Airline Field" means all of the following fields within the airline Industry and airline operations: (a) schedule planning, revenue management, reservations, and irregular operations, (b) Maintenance Repair Operations, and (c) Airline Performance Travel Iiisurance. Notwithstanding the foregoing definition, "Airline Field" excludes military applications. By way of example, other than military applications, the Airline Field includes schedule planning, revenue management, reservations, and irregular operations in connection with: airline ticketing, airline route schedules, airline fleet schedules, airline crew schedules, airline maintenance schedules, airline passenger schedules, airline and operational relationships between the foregoing, and asset management systems and financial reporting models that can be implemented on a computer system to allow for dynamic adjustment of airline operations based on unforeseen disruptions to those schedules."

The term "Airline Field" shall replace the term "Licensed Field" throughout the Agreement, and all references to "Licensed Field" in the Agreement shall be deemed to refer to "Airline Field."

2.     Section 1.11 of the Agreement shall be amended and restated as of the effective date of this Amendment No. 3 to read in its entirety as follows:.

"Non-Airline Field" means any fields) not included in the Airline Field. By way of example, the Non-Airline Field includes any field unrelated to airline resource scheduling and planning. By further way of example only, the Non-Airline Field includes, but is not limited to, resource scheduling and planning in connection with: the military; transportation of goods by car, ship, rail or truck; warehousing; supply-chain management; car rental fleets; electricity; and natural gas, oil and telecommunication networks.

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The term "Non-Airline Field" shall replace the term "Excluded Field" throughout the Agreement, and all references to "Excluded Field" in the Agreement shall be deemed to refer to "Non-Airline Field."

3.     Section 1.16 shall be deleted in its entirety from the Agreement as of the effective date of this Amendment No. 3.

4.

5.    Absent mutual agreement by the Parties to the contrary, AIS shall reimburse Dynamic for the reasonable out-of-pocket payments incurred by Dynamic in connection with filing and maintaining Dynamic Intellectual Property (as defined in the Original Agreement) licensed to AIS, including payment of maintenance fees for Issued patents, patent application filing and annuity fees, prosecution-attorney fees, and expenses associated with ex-parte or interpartes reexaminations.

6.     Dynamic hereby represents and warrants to AIS that: (a) it has all right and authority to enter into this Amendment No. 3 and to grant Company the rights set forth in this Amendment No. 3 and (b) it is permitted by applicable law and regulations to enter into this Amendment No. 3.

7.    AIS hereby represents and warrants to Dynamic that: (a) it has all right and authority to enter into this Agreement and to grant Dynamic the rights granted herein; (b) it is permitted by applicable law and regulations to enter into this Agreement.

8.

9.     The rights and obligations of the Parties under the Original Agreement which by their nature would apply to this Amendment No. 3 shall so apply. By way of example and without limitation, the obligations relating to non-disclosure (Original Agreement §12.6) and arbitration (Original Agreement §12.10) apply with equal force to this Amendment No. 3.

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10.  This Amendment No. 3, and the agreements referenced herein, constitutes the entire agreement between the Parties concerning its subject matter and supersedes all prior written or oral negotiations, correspondence, understandings and agreements between the Parties respecting such subject matter. Prior unexecuted drafts of this Amendment No. 3 may not be used to interpret the intentions of the parties or underlying facts relating to this Amendment No, 3 and the fact that certain provisions may have been added, removed or modified during negotiations shall have no interpretive significance. This Amendment No 3 shall not be modified or rescinded, except by a writing signed by both Parties. No provision of this Amendment No. 3 shall be deemed modified by any action or omission or failure to object to any action that may be inconsistent with the terms of this Amendment No. 3. No waiver of a breach committed by a Party in one instance shall constitute a waiver or license to commit or continue breaches in other or like instances.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 3 to be duly executed as of the day and year first above written.

AIRLINE INTELLIGENCE SYSTEMS INC.

By:/s/  Stephen Johnston
Name:
Title:

DYNAMIC INTELLIGENCE INC.

By:  /s/ Barry skinner
Name: Barry Skinner
Title:   President

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EXHIBIT A

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EXHIBIT B

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EXHIBIT C

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